UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2007

(Exact name of registrant as specified in its charter)

Kentucky	0-1469	61-0156015
(State of incorporation)	(Commission file number)	(IRS Employer Identification No.)

700 Central Avenue, Louisville, Kentucky 40208
(Address of principal executive offices)
(Zip Code)

(502) 636-4400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Steven P. Sexton, age 47, has been promoted to the position of Executive Vice President of Churchill Downs Incorporated effective January 11, 2007. Mr. Sexton has served as President of Churchill Downs Racetrack since March 2003 and will continue to serve in that position. He first came to Churchill Downs Incorporated in 2001, serving first as the Executive Vice President and then as the President of Arlington International Racecourse, Inc. which later became Arlington Park Racecourse, LLC. Mr. Sexton served as the President of Ellis Park Race Course, Inc. from March 2003 until its sale in September, 2006. The officers of the corporation are elected each year at the annual meeting of the Board of Directors. No determination has been made at this time as to the effect of this promotion on Mr. Sexton’s compensation or participation under the plans or other compensatory arrangements of the corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCHILL DOWNS INCORPORATED

January 17, 2007	/s/ Michael E. Miller
Michael E. Miller Executive Vice President & Chief Financial Officer